Exhibit 10.12

DATED 31 January 1997

MRS. P.A. ALLSOPP AND
MESSRS. M.E.R. ALLSOPP W.P. HARRIMAN
AND A.W.K. MERRIAM

-to-

BURFORD (COVENT GARDEN) LIMITED

LEASE

-Relating to-

Sanderson House Berners Street London WI

TERM	:	150 years

COMMENCING	:	1 January 1997

EXPIRING	:	31 December 2146

RENT	:	£36,168.00 rising to £75,000.00 p.a. subject to review

TABLE OF CONTENTS

INTERPRETATION

DEMISE; REDDENDUM; HABENDUM

COVENANTS BY THE TENANT
To pay Rents
To pay outgoings
To Repair Decorate and clean
To comply with Statutes and Notices
To yield up at end of the Term
To enter and view
Landlord’s Access
Alterations and additions
User
Professional fees and charges
Value Added Tax
Insurance
Alienation
Registration of documents
Signboards, notice boards and other displays
Planning Acts
To pay cost of abating nuisances
Encroachments, easements
Covenants on Freehold
Expense of party walls etc
Indemnity
Defective Premises

i

COVENANTS BY THE LANDLORD
Quiet enjoyment

GENERAL PROVISIONS
Forfeiture
Non Waiver
Exoneration of liability of Landlord
Severability
Limitation of ancillary rights
Restrictions on Access
No warranty as to user
Notices
Stamp Duty

THE FIRST SCHEDULE
The Demised Premises

THE SECOND SCHEDULE
Rights Included

THE THIRD SCHEDULE
Exceptions

THE FOURTH SCHEDULE
Matter to which Lease is Subject

THE FIFTH SCHEDULE
Rent Review

THE SIXTH SCHEDULE
Authorised Guarantee Agreement

ii

THE SEVENTH SCHEDULE
Surety Covenant

iii

H.M. LAND REGISTRY
Land Registration Acts 1925 to 1986

County	:	City of Westminster
Title Number	:	NGL684213 (part)
Property	:	Sanderson House Berners Street London W1

DATE		31 January 1997

PARTIES

(1)                                  PATRICIA ANN ALLSOPP and MICHAEL EDWARD RANULPH ALLSOPP both of Little Coxwell Grove Faringdon Oxon WILLIAM PAUL HARRIMAN of 8-10 New Fetter Lane London EC4A 1RS and ANDREW WILLIAM KENNEDY MERRIAM of Oak Lawn House Eye Suffolk IP23 7NN (“the Landlord”)

(2)                                 BURFORD (COVENT GARDEN) LIMITED (registered in England Number 3203996) of 20 Thayer Street London W1M 6DD (“the Tenant”)

INTERPRETATION

1.             (1)           In this Lease and the Schedules hereto unless there is something in the subject or context inconsistent therewith the following expressions shall have the meanings ascribed to them:-

“Adjoining Property”	means all neighbouring or adjoining land or premises belonging to the Landlord (in fee simple or for a term of years) now or at any time hereafter

“Conduits”

means all pipes sewers drains cisterns ducts gutters watercourses wires cables channels flues and all other conducting media (other than those belonging to the relevant supply authorities) and any other ancillary apparatus serving the Demised Premises or any part thereof

“Demised Premises”	means the premises demised by this Lease described in the First Schedule

“Previous Lease”

means a lease of the Demised Premises dated the Third day of November One thousand nine hundred and fifty-nine made between Geoffrey Hugh Berners (1) Berners (St. Marylebone) Property Company (2) and Arthur Sanderson & Son Limited (3) the term of which was vested in the Tenant and the reversion expectant on the determination of such term in the Landlord which has been surrendered by operation of law

“Full Reinstatement Cost”

means the costs of rebuilding or reinstating the Demised Premises in accordance with the requirements of these presents (including the cost of shoring up demolition site clearance any works that may be required by statute professional fees payable upon any applications for planning permission or other consents and other incidental expenses) at the time when such rebuilding or reinstatement is likely to take place having regard to all relevant factors including any increases in building costs reasonably expected or anticipated to take place at any time up to the date upon which the Demised Premises shall be fully rebuilt or reinstated together with architects and other professional fees

“Insured Risks”

means subject to such normal exclusions exceptions and limitations as may be imposed in the relevant insurance policy and to such insurance being available at commercial rates in the London market generally fire storm tempest flood earthquake lightning explosion aircraft and things dropped therefrom impact riot and civil commotion subsidence terrorism malicious damage bursting and overflowing of waterpipes tanks and other apparatus impact by road vehicles and such other risks against which the Tenant may reasonably from time to time insure in a comprehensive buildings insurance policy

“Landlord”	means the Landlord as hereinbefore stated and any person or persons for the time being entitled to the reversion immediately expectant on the determination of the term created by this Lease

“Landlord’s Surveyor”

means such surveyor being a member of the Royal Institution of Chartered Surveyors or firm of surveyors as the Landlord shall from time to time appoint to perform any functions of the Landlord’s Surveyor under this Lease or in default of such appointment where the context so admits shall mean the Landlord where the Landlord carries out such functions

“the Main Structure”	means the principal external and internal structural members the exterior walls the foundations and roof of the Demised Premises

“Plan”	means the plan annexed to this Lease

“Planning Acts”	means the Planning Acts as defined by Section 336 of the Town and County Planning Act 1990

“Planning Consents”	means consents given under the Planning Acts

“Plant”	means all plant and machinery now in or serving the Demised Premises

“Rate of Interest”	means the Barclays Bank PLC base rate in force from time to time or if such rate shall cease to exist a rate reasonably substituted therefor or as similar thereto as possible

“Tenant”	means the Tenant as hereinbefore stated and its successors in title and permitted assigns

“Term”

means the term of years granted by clause 2 hereof or any statutory continuation or extension thereof and references to the rents hereby reserved and the covenants and conditions herein contained shall apply equally to the rents payable and the covenants and conditions to be observed and performed during the term or any such continuation or extension thereof and the expressions “the Term hereby granted”

and “the Term hereby created” shall be construed accordingly

(2)           Where the context so requires or admits the masculine includes the feminine and the singular includes the plural AND where two or more persons are included in the expression “the Landlord” or “the Tenant” the covenants expressed to be made by the Landlord or the Tenant (as the case may be) shall be deemed to be made by such persons jointly and severally

(3)           All fixtures and fittings of whatsoever nature in the Demised Premises at the date of this Lease belong to the Tenant and Tenant’s fixtures and fittings do not form part of the Demised Premises

(4)           Any reference herein to any statute or section of a statute shall be deemed to refer to any statutory amendment or modification or re-enactment thereof for the time being in force and any instruments orders rules and regulations issued under or by virtue thereof

(5)           All references to Clauses and Schedules are to clauses of and schedules to this Lease

(6)           The headings in this Lease are inserted for convenience only and shall be ignored in construing this Lease

DEMISE; REDDENDUM; HABENDUM

2.             In consideration of the sum of TWO MILLION POUNDS (£2,000,000.00) now paid by the Tenant to the Landlord (the receipt of which sum the Landlord hereby acknowledges) and of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES to the Tenant ALL THOSE the Demised Premises TOGETHER with the easements rights and privileges specified in the Second Schedule EXCEPT AND RESERVED to the Landlord and all others entitled or who may become entitled and all others authorised by the Landlord the easements rights and privileges specified in the Third Schedule TO HOLD the same from the First day of January One thousand nine hundred and ninety-seven for a term of One hundred and fifty years expiring on the Thirty-first day of December Two thousand one hundred and forty-six SUBJECT to the matters mentioned in the Fourth Schedule YIELDING AND PAYING therefor to the Landlord throughout the term:-

FIRST

(1)                                  from the date hereof to the Twenty-fourth day of June One thousand nine hundred and ninety-nine a rent of Thirty-six thousand one hundred and sixty-eight pounds (£36,168.00)

(ii)                                  from the Twenty-fourth day of June One thousand nine hundred and ninety-nine for the remainder of the Term a rent of Seventy-five thousand pounds (£75,000.00) subject to review as provided in the Fifth Schedule

And so in proportion for any period less than a year such rent to be paid by equal quarterly payments in advance on the usual quarter days in every year without deduction (save as may be required by statute) the first of such payments to be made on the date hereof for the period from such date until the next following quarter day

AND SECONDLY if and so often as the rent reserved hereunder (whether formally demanded or not) or any other money due to the Landlord from the Tenant under the terms and provisions of this Lease shall be unpaid fourteen days after becoming due and payable by way of further or additional rent interest on such unpaid rent and other moneys (but without prejudice to the Landlord’s other remedies in respect thereof) from the due date until the date of actual receipt of the same by the Landlord at the rate of four percentage points above the Rate of Interest

COVENANTS BY THE TENANT

3.             The Tenant hereby covenants with the Landlord as follows:

To pay Rents

(1)           To pay the rents payments and charges and all increases therein at the times and in manner at and in which the same are reserved and made payable or fail to be paid without any deduction therefrom except such deductions as are authorised or required by statute

To pay outgoings

(2)                                  To pay or indemnify the Landlord against all rates charges taxes assessments duties and outgoings whatsoever (whether or not of a capital or non-recurring nature or of a wholly novel character) which are now or shall at any time during the Term be assessed charged imposed upon or payable in respect of the Demised Premises or upon the owner or occupier thereof (other than those payable or levied in respect of the receipt of rents or any disposal or deemed disposal in either case whether or not a part disposal of the Landlord’s reversionary interest in the Demised Premises)

To Repair Decorate and clean

(3)                                  (a)           Throughout the Term to put and keep in good and substantial repair and condition the whole of the Demised Premises and every part thereof and all fixtures and fittings for the time being in the Demised Premises

(b)                                 As often as need or occasion shall require to clean the windows in the Demised Premises

(c)                                  To keep the Demised Premises in a clean and tidy condition

(d)                                 In a proper and workmanlike manner as often as reasonably necessary and in the last three months of the Term to clean all stone work and generally treat and decorate all parts of the Demised Premises

To comply with Statutes and Notices

(4)           To observe and perform all requirements of all statutes building regulations and bye-laws already or hereafter to be passed and all rules regulations permissions or conditions thereunder and to do and execute or cause to be done and executed all such works and things as under or by virtue of such statutes orders regulations bye-laws rules permissions or conditions which now are or shall or may be directed or required to be done or executed upon or in respect of the Demised Premises or any part thereof or in respect of the user thereof whether by the owner landlord tenant or occupier thereof or in respect of any additions alterations or improvements thereto (as well after the determination of the Term as during its continuance) and to indemnify and keep indemnified the Landlord against all costs claims demands expenses and liabilities in respect thereof and to produce to the Landlord forthwith on receipt thereof any notice order or proposal for a notice or order made given or issued to the Tenant under or by virtue of any such statute order regulation or bye-law affecting or relating to the Demised Premises

To yield up at end of the Term

(5)           At the expiration or sooner determination of the Term quietly to yield up the Demised Premises in such state and condition as shall in all respects be consistent with the full and due performance and observance by the Tenant of the covenants on its part herein contained together with all additions and improvements to the Demised Premises and all fixtures which during the Term may be affixed or fastened to or upon the Demised Premises (tenant’s or trade fixtures only excepted) and to remove every sign writing or notice of the name or business of the Tenant or other occupiers from the Demised Premises and to make good all damage caused by such removal or by the removal of tenant’s fixtures and fittings furniture and effects Provided that if at the expiration or sooner determination of the Term any tenant’s fixtures and fittings and any equipment furnishings or goods shall not have been removed by the Tenant and the Landlord does not require them then the Landlord may within a reasonable period after such expiration or sooner determination at its option either direct the Tenant in writing to remove them or itself remove and dispose of them in either case at the expense of the Tenant and without being liable to the Tenant for any loss

To enter and view

(6)           The Tenant will subject to Clause 5(6) permit the Landlord and its officers surveyors and agents with or without workmen and others after reasonable notice in writing and at reasonable times taking into account the normal workings of the Tenant’s business so as to cause as little disturbance as practicable (except in an emergency) to enter the Demised Premises or any part thereof to view and examine the state of repair and condition of the same and to take schedules of the Landlord’s fixtures and fittings and in respect of all defects decays and wants of reparation or amendment then and there found and for which the Tenant may be liable under this Lease to give or leave on the Demised Premises notice in writing to the Tenant and the Tenant will without delay after such notice commence and thereafter proceed diligently to repair make good and amend the same according to such notice and the covenants in that behalf hereinbefore contained

Landlord’s Access

(7)                                  Subject to Clause 5(6) to permit the Landlord upon reasonable prior notice in writing (save that no such notice shall be required in the case of an emergency) and its agents and other persons authorised by them with all necessary workmen materials and appliances at such reasonable times so as to cause as little disturbance to the Tenant’s business as is reasonably practicable (or at any time in case of emergency) and whenever possible under the reasonable supervision of the Tenant to enter upon the Demised Premises (i) to execute repairs alterations or other works on any Adjoining Property and (ii) in order to inspect Adjoining Property but in each case only where it is not practicable to carry out such works or inspection without such entry and for the purpose of executing the same to erect scaffolding or to place ladders upon the Demised Premises or any exterior part thereof the persons exercising such rights causing as little inconvenience and physical damage as reasonably practicable and all such damage thereby occasioned to the Demised Premises being made good to the Tenant’s reasonable satisfaction at the Landlord’s cost as soon as reasonably practicable

Alterations and additions

(8)                                  Not without the Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed (i) to cut maim injure alter or add to the Main Structure or the exterior of the Demised Premises (ii) to change in any way the materials used for the exterior or the external or architectural decorations of the Demised Premises (iii) to carry out any works to any parts of the Demised Premises as may now or in future be listed as of architectural or historical interest PROVIDED that the Tenant may without the Landlord’s consent (i) carry out internal non-structural alterations which do not cut into or damage the Main Structure of the Demised Premises or any such listed item or any part thereof and (ii) erect internal non-structural partitioning which does not (except for bolts or other fixings) cut into and which does not damage the Main Structure of the Demised Premises or any part thereof and which in each ease comply in all respects with the requirements of the relevant local authority and fire officer

User

(9)                                  (a)           The Tenant will not use the Demised Premises nor permit or suffer the same to be used otherwise than (i) as a high quality hotel (“the Hotel Use”) in keeping with the prestigious nature of the present listed building on the Demised Premises and with the surrounding area and/or (ii) as high class offices (“the Office User”) (excluding offices for turf accountancy pools promoter estate agency travel agency or staff agency (except where such offices are for head office purposes) job centre or any government department where members of the public generally attend whether at a counter or otherwise without the necessity of appointment PROVIDED THAT for so long as the Demised Premises are used for the Hotel Use not more than fifteen per centum of the total floor area of the Demised Premises (excluding the basement sub-basement and ground floors) may be used as offices PROVIDED THAT in all cases the Tenant shall at all times comply with any then current Planning Consents

(b)                                 Not to use or permit or suffer to be used the Demised Premises or any part thereof for any illegal or immoral purpose or for any dangerous noxious noisy or offensive trade or business or purpose whatsoever nor except when the Demised Premises are used for Hotel Use to permit or suffer any person to sleep therein NOR except as may be consistent with the Hotel Use (i) permit any musical instrument gramophone wireless tape recorder loud speaker or similar apparatus to be played or used thereon so as to be audible from outside the Demised Premises or (ii) permit or suffer the Demised Premises to be used for the purpose of any betting transaction within the meaning of the Betting Gaming and Lotteries Act 1963 or for gaming within the meaning of the Gaming Act 1968 with or between persons resorting to the Demised Premises and not to make or permit or suffer to be made any application for a Betting Office Licence or a Licence or registration under the Gaming Act 1968 in respect of the Demised Premises

(c)                                  The Tenant will not do or suffer or permit to be done upon the Demised Premises anything which may be or become a nuisance damage danger or annoyance to the Landlord or the owners or occupiers of Adjoining Property and will not permit or suffer any sale by auction or public meeting to be held upon the Demised Premises save (for such times as the Demised Premises are used for Hotel Use) as may be consistent with Hotel Use

(d)                                 The Hotel Use and the Office Use may include (but not as a predominant use) restaurants and bars and a gymnasium car park and retail sales accessed from inside the Demised Premises

Professional fees and charges

(10)         To pay to the Landlord all reasonable and proper costs charges and expenses (including Solicitors’ costs and Surveyors’ and other professional costs) and fees (including Bailiffs’ costs) incurred in connection with:-

(a)                                  the preparation and/or service of any notice under Sections 146 and 147 of the Law of Property Act 1925 notwithstanding that forfeiture for any breach shall be avoided otherwise than by relief granted by the Court

(b)                                 the lawful enforcement of any of the covenants on the part of the Tenant and the conditions herein whether during or after the termination of the Term

(c)                                  any consent or licence required from the Landlord as herein provided for which application is made whether the same is given or properly refused (except where it is held to be unreasonably withheld or delayed)

(d)                                 the preparation and/or service of my schedule of dilapidations during or after the termination of the Term

Value Added Tax

(11)         All payments (including rent) whatsoever due to the Landlord from the Tenant shall be exclusive of Value Added Tax and the Tenant shall in addition pay the full amount of any Value Added Tax or other similar tax properly chargeable in respect of such sum whether or not such tax is imposed as a result of an election by the Landlord

Insurance

(12)         (a)           To insure (inter alia) in joint names of the Landlord and the Tenant the whole of the Demised Premises against loss or damage by the Insured Risks with an insurer of repute of Lloyds underwriter or otherwise in an insurance company in each case agreed by the Landlord for the Full Reinstatement Costs

(b)           Punctually to pay or procure to be paid all premiums and other sums for effecting and maintaining such insurance as aforesaid after the same shall respectively become due and whenever reasonably requested by the Landlord or its agents but not more than once in every year to produce on demand satisfactory evidence of payment of the last premium and in case default shall be made in effecting or keeping on foot any such insurance then the Landlord shall be entitled (but not obliged) to insure in the same manner and the Tenant shall on demand reimburse the Landlord all sums properly paid by the Landlord for such purpose

(c)           As often as the Demised Premises or any part thereof shall be destroyed or damaged by the Insured Risks forthwith to negotiate in conjunction with the Landlord a settlement of all claims under the said policy and thereupon unless the reinstatement shall be frustrated as soon as practicable to lay out or cause to be laid out all moneys received in respect of such insurance together with any other moneys required in rebuilding repairing and reinstating the Demised Premises or such part thereof so far as practicable substantially to the same plan and elevation as that existing immediately prior to such damage or destruction but in any event as convenient and commodious and in accordance with the statutory requirements in force at the time of such reinstatement and in consultation with and to the reasonable satisfaction in all respects of the Landlord PROVIDED ALWAYS that if any such rebuilding or reinstatement shall be frustrated all such insurance moneys (so far as unapplied as aforesaid) shall be divided between the Landlord and the Tenant in such proportions as may be agreed

(d)           Not to effect any separate insurance of the Demised Premises against loss or damage by the Insured Risks and all insurance against such loss or damage as aforesaid shall be effected only in accordance with the terms of this sub-clause

(e)           Not to do or allow to be done in or on the Demised Premises anything whereby the insurance against loss or damage by the Insured Risks may be vitiated or prejudiced

Alteration

(13)         (a)           Not to assign part only of the Demised Premises

(b)                                 Not (except to a group company of the Tenant) to assign or underlet the whole of the Demises Premises without the consent of the Landlord such content not to be unreasonably withheld or delayed and before any assignment the Tenant shall covenant with the Landlord in the terms set out in the Sixth Schedule

(c)                                  If so reasonably required by the Landlord any assignee shall provide a guarantee or guarantors reasonably acceptable to the Landlord who shall covenant with the Landlord in the terms set out in the Seventh Schedule

(d)                                 Not to underlet parts of the Demised Premises so that the floors set out below are in the possession or occupation of more than the number of separate persons set out against them the Tenant in each case counting as one such person

(i)                                     For so long as the Demised Premises are solely used for Hotel Use

Sub-basement	:	5

Basement	:	2

Ground Floor	:	5

First Floor	:	3

(ii)                                  For so long as the Demised Premises are solely used for Office Use

Sub-basement	:	No limit on number subject to the proviso that the whole or part of the sub-basement shall not be underlet to anyone except an occupier in the remainder of the building

Basement	:	2

Ground Floor	:	3 subject to the proviso that up to two reception areas solely serving occupiers of all or part of the upper floors and included in such an underletting shall not be included in this permitted total

First to Fifth Floors Inclusive	:	3

Sixth Floor	:	2

Seventh and Eighth Floors	:	1

Provided that:

(i)                                     In every case such separate unit of accommodation to be underlet or retained shall be capable of being used as a separate self contained unit

(ii)                                  Should the tenant by virtue of Clause 3(9)(a) hereof choose to use part of the building for offices whilst it primarily remains an hotel the limits above for office use shall apply to those parts of the building that the Tenant chooses to use for offices

(e)                                  Not underlet any part of the Demised Premises (as opposed to the whole) for a term exceeding twenty years nor in relation to any such underletting in the last twenty years of the Term without procuring that the security of tenure provisions of Part II of the Landlord and Tenant Act 1954 are excluded

(f)                                    Nothing in this Lease shall prevent the Tenant entering into usual management and licensing arrangings for the use of any parts of the Demised Premises consistent with the Hotel Use

(g)                                 Notwithstanding the other provisions of this sub-clause the Tenant or any sub-tenant may share occupation of the whole or part of the Demised Premises with any Company which is a holding company or subsidiary company or associated company (as defined by Section 416 of the Income and Corporation Taxes Act 1988) of the Tenant or sub-tenant (as appropriate) Provided that no relationship of landlord and tenant is thereby created and the occupation is upon terms under which such company will vacate the Demised Premises forthwith upon its ceasing to be a holding or subsidiary or associated company of the Tenant (or sub-tenant) (as defined aforesaid)

Registration of documents

(14)         To deliver or cause to be delivered to the Landlord or its agents for the time being a notice of every assignment underletting disposition or devolution of or charge on or transfer of the title of the Demised Premises or any part thereof whether by way of mortgage or otherwise and whether for the whole or any part of the Term or otherwise within one month after the execution or signature of any deed or document or after the date of any probate letters of administration or other instrument or any court order by which such assignment underletting disposition devolution charge or transfer may be effected or evidenced such notice to specify the name and address and description of the person or persons to whom or in whose favour the assignment underletting disposition devolution charge or transfer shall be made or take effect and also at the time of delivery of any such notice to produce the deed document instrument or order or a certified copy thereof by which such assignment underletting disposition devolution or transfer (but not charge) shall purport to be effected or evidenced as aforesaid for the purpose of having a memorandum thereof entered in a register to be kept for that purpose and to pay to the Landlord or its agent their reasonable fees for the registration of each such deed document instrument or order or certified copy thereof

Signboards, notice boards and other displays

(15)                            (a)           Not to display on the exterior of the Demised Premises any signs or advertisements other than those relating solely to the use of the Demised Premises or the business carried on in the

Demised Premises and/or recording the names and logos of the occupiers of the Demised Premises or which are consistent with the Hotel Use

(b)                                 Not to change the name of the building on the Demised Premises without the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed)

Planning Acts

(16)         Without prejudice to the generality of sub-clause 3(4) hereof and in relation to the Planning Acts

(a)                                  at all times during the Term to comply with the Planning Acts and all licences consents permissions and condition (if any) thereunder so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already carried out executed done or omitted by the Tenant or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose and at all times hereafter to indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any contravention of such provisions and requirements

(b)                                 during the Term so often as occasion shall require without expense to the Landlord to obtain from the relevant planning authority or the Secretary of State for the Environment or other authorised person or body all such licences consents and permissions (if any) as may be required for the carrying out by the lawful occupier thereof from time to time of such person’s operations on the Demised Premises or the institution or continuance thereon of such person’s use thereof which may constitute development within the meaning of the Planning Acts but so that the Tenant shall not make any application for such licence consent permission or determination without the previous written consent of the Landlord (which shall not be unreasonably withheld)

(c)                                  on receipt by the Tenant of any notice order licence consent permission proposal or determination under the Planning Acts relating to the Demised Premises or its use to deliver forthwith to the Landlord a copy thereof and (unless the Tenant shall lawfully decline to implement a permission subject to conditions which it reasonably considers onerous) without delay and without expense to the Landlord to comply with such notice order licence consent permission proposal or determination

(d)                                 to pay and satisfy any charge that may hereafter be imposed under the Planning Acts by reason or in respect of the carrying out of any such operations or the institution or continuance of any such use as aforesaid

(e)                                  if and when called upon so to do to produce to the Landlord or the Landlord’s surveyor at the Tenant’s expense all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects

To pay cost of abating nuisances

(17)         To pay all reasonable and proper costs charges and expenses incurred by the Landlord in abating a nuisance on the Demised Premises and executing all works as may be necessary for abating a nuisance on the Demised Premises in obedience to a notice served by a local authority

Encroachments, easements

(18)         At the request and cost of the Landlord promptly to do all such acts matters or things as may be proper and necessary:

(a)                                  to prevent any encroachment upon the Demised Premises or the acquisition of any right to light passage drainage or other easement or other right in over or under the Demised Premises

(b)                                 to prevent any easement or other right belonging to used with or enjoyed by the Demised Premises or any part thereof from being obstructed or lost and as soon as the same shall come to the Tenant’s actual notice forthwith to give notice to the Landlord of any threatened encroachment or attempt to acquire any such easement or other right or threatened obstruction or loss of any such easement or other right and at the expense of the Landlord on the reasonable request of the Landlord to adopt such means as may be required or deemed proper for preventing any such right liberty encroachment or the acquisition of any such easement

Covenants on Freehold

(19)                            To observe and perform the agreements covenants and stipulations contained or referred to in the documents brief particulars of which are set out in the Fourth Schedule insofar as the same are still subsisting and affect and are capable of being enforced against the Demised Premises or the owner Landlord Tenant or occupier thereof and to keep the Landlord indemnified against all actions proceedings costs claims demands expenses and liabilities in any way relating thereto

Expense of party walls etc

(20)         To contribute and pay on demand a rateable or proper proportion of the costs and expenses (to be reasonably determined by the Landlord’s Surveyor) expended or charged to the Landlord of making repairing maintaining rebuilding and cleansing all ways roads pavements sewers drains pipes watercourses walls party structures fences or other conveniences which shall belong to or be used by the Demised Premises in common with other premises and to keep the Landlord indemnified against such proportion of all such costs and expenses as aforesaid

Indemnity

(21)         To indemnify the Landlord from and against all actions costs claims demands loss damage and liability whatsoever arising as a result of any breach or non-observance of the covenants on the part of the Tenant and conditions to be observed by the Tenant herein contained or directly or indirectly as a result of the state of repair any additions or other alterations the use or occupation of the Demised Premises

Defective Premises

(22)         To notify the Landlord without delay of any “relevant defect” in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof for the time being in force AND to display and maintain all notices and to erect and maintain effective barriers if necessary which may from time to time be required to be displayed or erected on the Demised Premises under the said Act AND to indemnify the Landlord against all liability and cost arising in respect of any notice claim or demands costs and proceedings thereunder

COVENANTS BY THE LANDLORD

Quiet enjoyment

4.             The Landlord covenants with the Tenant that the Tenant paying the rents hereinbefore reserved and performing and observing the several covenants conditions and agreements on the part of the Tenant herein contained shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or by any person lawfully claiming through under or in trust for it or by title paramount

GENERAL PROVISIONS

5.             PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

Forfeiture

(1)           If the rents hereby reserved or any part thereof shall at any time be unpaid for fourteen days after the due date for payment thereof (whether formally demanded or not) or if any of the covenants or obligations on the part of the Tenant herein contained shall not be performed or observed then and in any such case it shall be lawful for the Landlord subject to the leave of the Court and the consent of any person which may by law be required and subject to eight weeks prior written notice having been given by the Landlord to any mortgagee or the Tenant of its interest in the Demised Premises at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of any of the covenants on the part of the Tenant herein contained PROVIDED ALWAYS that nothing in this Clause contained shall be construed as qualifying or restricting the meaning or application of any of the covenants on the part of the Tenant herein or as giving authority for the Tenant not to comply strictly with these presents

Non Waiver

(2)           The demand for and/or the acceptance of rent by the Landlord or by any person acting on behalf of or as agent for the Landlord shall not constitute and shall not be construed or deemed to mean a waiver of any of the covenants on the part of the Tenant herein contained or of any breach of non-performance thereof by the Tenant

Exoneration of liability of Landlord

(3)           The Landlord shall not be liable for any injury or damage caused to any person or property by the state or condition of the Demised Premises or by the Tenant or any of its servants agents licensees or invitees or by the user of the Demised Premises whether arising by accident or by reason of any negligence or other acts of the Tenant or of any person or persons employed by it or any other cause whatsoever (expect the act or default of the Landlord)

Severability

(4)           To the extent that any provisions of the Lease is rendered void by Section 25 of the Landlord and Tenant (Covenants) Act 1995 the provisions shall be severed from the remainder of this Lease which shall remain in full force and effect

Limitation of ancillary rights

(5)           Nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any deed or writing relating to any adjoining or neighbouring premises or limit or affect the right of the Landlord to deal with the same now or at any time hereafter in any manner which may be thought fit nor shall the grant of this Lease include or operate as a grant or assurance of any liberty privilege easement quasi-easement right or advantage whatsoever now held or enjoyed with or appertaining or reputed to appertain to the Demised Premises or any part thereof save as expressly set out herein

Restrictions on Access

(6)           In exercising any rights of entry to the Demised Premises whether under Clause 3(6) or (7) the Third Schedule or otherwise the Landlord accepts that whilst the Demised Premises are used for Hotel Use it may not have access to any area which is occupied by guests of the hotel except in the case of genuine emergency and may not erect scaffolding or carry out any works in the public areas of the hotel except in case of emergency or where works permitted under this Lease cannot otherwise be carried out or where the same are repairs to the Demised Premises the Tenant is responsible for and has failed to carry out

No warranty as to user

(7)           That nothing herein contained or implied or in any licence or consent hereafter granted shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can be lawfully used for the purpose hereinbefore referred to or for any other particular purpose whatsoever

Notices

(8)           (a)           Any notice to be given hereunder and the manner of giving of which is not otherwise provided for hereunder shall be in writing (which shall include telex and telegraphic facsimile transmission) and shall be delivered by hand or sent from within the United Kingdom by pre-paid first class post or telex or telegraphic facsimile transmission as follows :-

(i)                                     in the case of the Tenant to its registered office for the time being

(ii)                                  in the case of the Landlord to the Landlord’s principal office for the time being

(iii)                               to such other address in the United Kingdom or as may previously have been notified in writing to the giver thereof by the party to whom such notice is required to be given under the terms of this Lease as being its address for the purpose of service of notices pursuant to this Lease

(b)                                 Any notice shall be deemed to have been served :

(i)                                     if delivered by hand on the first Working Day following delivery

(ii)                                  if sent by first class pre-paid post to an address on the United Kingdom mainland on the third Working Day after posting

(iii)                               if sent to an address outside the United Kingdom mainland on the fifth Working Day after delivery to a recognised international courier company

(c)           In proving service it shall be sufficient proof in the case of a notice sent by post that the envelope containing the same was properly stamped addressed and placed in the post and in the case of a telex or telegraphic facsimile successfully transmitted

Stamp Duty

(9)           The parties certify that there is no Agreement for Lease to which this Lease gives effect

IN WITNESS   whereof the parties hereto have caused this Lease to be duly executed the day and year first before written

THE FIRST SCHEDULE

The Demised Premises

All those premises situate at Number 49 to 57 Berners Street in the City of Westminster as the same are for the purpose of identification only shown edged red on the Plan (the part coloured blue being below ground level only) shortly known as Sanderson House being part of the property included in the Title above mentioned

REPRODUCED FROM THE ORDNANCE
SURVEY MAP WITH THE SANCTION OF THE
CONTROLLER OF H.M. STATIONERY
OFFICE. CROWN COPYRIGHT RESERVED
LICENCE NO. AL 18024A

SANDERSON HOUSE 49-57 BERNERS ST BOUNDARY OF REGISTERED
TITLE SHOWN EDGED RED THAT PART COLOURED BLUE BEING UNDER GROUND VAULTS.

SCALE 1:1250

/s/

THE SECOND SCHEDULE

Rights Included

1.             The free passage and running of gas electricity water soil and other services through and along the Conduits now in or upon the Adjoining Property (or any Conduits replacing the same) and serving any part of the Demised Premises

2.             The right to enter upon the Adjoining Property for the purposes of:-

(1)                                  inspecting maintaining repairing or renewing any of the Conduits thereon

(2)                                  carrying out any repairs renewals maintenance necessary inspections or alterations to the Demised Premises

BUT only if such matters or works cannot otherwise be reasonably effected from the Demised Premises the person exercising such rights remedying any physical damage so caused as soon as reasonably possible

THE THIRD SCHEDULE

Exceptions

1.             The free passage and running of gas electricity water soil and other services through and along the Conduits now in or upon the Demised Premises or any Conduits replacing the same and serving any part of the Adjoining Property

2.             The right to enter upon the Demised Premises for the purposes of:

(1)                                  inspecting maintaining repairing or renewing any of the conduits thereon

(2)                                  carrying out any repairs renewals maintenance or necessary inspections or alterations to any Adjoining Property

But only if such matters or works could not otherwise be reasonably effected from the Adjoining Property the person exercising such rights remedying any physical damage so caused as soon as reasonably possible to the reasonable satisfaction of the Tenant

3.             All liberties privileges easements quasi-easements rights and advantages whatsoever now held or enjoyed with or appertaining or reputed to appertain to any Adjoining Property

4.             The right to deal in any manner whatsoever with any Adjoining Property and to erect maintain rebuild or alter or suffer to be erected maintained rebuilt or altered thereon any buildings whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time hereafter be enjoyed for or in respect of the Demised Premises

THE FOURTH SCHEDULE

Matter to which Lease is Subject

The matters on the date hereof contained or referred to in the Property and Charges Registers of Title Number NGL684213 insofar as the same affect the Demised Premises excepting only any mortgage charge or debenture referred to in the Charges Registers of the aforementioned title

THE FIFTH SCHEDULE above mentioned

Rent Review

1.             The terms defined in this paragraph shall for the purposes of this Schedule have the meanings specified :-

“Base Figure”	is 154.4

“Increase”	means the amount (if any) by which the Index for the month preceding the relevant Review Date exceeds the Base Figure

“Index”	means the “all items” index figure of the Index of Retail Prices published by the Department of Employment or any successor of the Ministry or Department

“Initial Rent”	the yearly sum of Seventy-five thousand pounds (£75,000.00) as before reserved

“Review Dates”

means the Twenty-fourth day of June Two thousand and seventeen and the Twenty-fourth day of June in each of the years Two thousand and thirty-seven Two thousand and fifty-seven Two thousand and seventy-seven Two thousand and ninety-seven Two thousand one hundred and seventeen and Two thousand one hundred and thirty-seven and the “Review Date” means any one of the Review Dates as appropriate

“Review Period”	means the period between any Review Date and the day prior to the next Review Date (inclusive) or between the last Review Date and the expiry of the Term (inclusive)

2.             The revised annual rent for any Review Period (subject to Paragraph 5 of this Schedule) shall be :

A +	(B x A)
C

Where A = Initial Rent       B = Increase and       C = Base Figure

3.             If the reference base used to compile the Index shall change after the date of this Lease the figure taken to be shown on the Index after the change shall be the figure which would have been shown in the Index if the reference base current at the date of this Lease had been retained

4.             If it becomes impossible by reason of any change after the date of this Lease in the methods used to compile the Index or for any other reason whatever to calculate the revised rent by reference to the Index or if any dispute or question whatever shall arise between the parties with respect to the amount of the revised rent or the construction or effect of this clause the determination of the revised rent or other matter in difference shall be determined by an arbitrator to be appointed either by agreement between the parties or in the absence of agreement by the President for the time being of the Royal Institution of Chartered Surveyors (or his duly appointed deputy or any person authorised by him to make appointments on his behalf) on the application of either party (this being deemed to be submission to arbitration within the meaning of the Arbitration Acts 1950 to 1979) who shall have full power to determine what would have been the increase in the Index had it continued on the basis and in view of the information assumed to be available for the operation of this rent review or (if that determination shall also be impossible) shall determine a reasonable revised rent for the Demised Premises having regard to the purposes and intent of the provisions in this Lease for the review of the revised rent

5.             In no circumstances shall the rent payable after a Review Date be less than that payable immediately before such Review Date

6.             The Landlord shall before each Review Date give written notice to the Tenant of the amount of the revised annual rent as long as the Index for the month preceding the relevant Review Date has been published prior to the Review Date or has been determined in accordance with Paragraph 4 of this Schedule prior to the Review Date otherwise the Landlord shall give notice as soon as possible after the Review Date

THE SIXTH SCHEDULE above mentioned

Authorised Guarantee Agreement

THIS AUTHORISED GUARANTEE AGREEMENT is made the day of 19

BETWEEN

(1)	(“the Landlord”)
(2)	(“the Assignor”)
(3)	(“the Assignee”)

1.             INTERPRETATION

(1)                                  In this Agreement and the Schedule hereto unless there is something in the subject or context inconsistent therewith the following expressions shall have the meanings ascribed to them

“the Act”	means the Landlord and Tenant (Covenants) Act 1995 and any enactment for the time being amending or replacing the same

“the Assignee”	means the party numbered three above and its successors and assigns

“the Assignment”	means the assignment authorised by the Licence

“Assignor”	means the party numbered two above

“the Demised Premises”	means the premises demised by the Lease

“the Landlord”	means the party numbered one above or other the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Term

“the Lease”	means the Lease short particulars of which are set out in the Schedule hereto and includes any deeds or documents supplemental thereto

“the Licence”	means a Licence of even date herewith and made between the same parties as this Agreement

“the Term”	means the term granted by the Lease

(2)                                  Where the context so requires or admits the masculine includes the feminine and the singular includes the plural AND where for the time being any party comprises two or more persons the covenants expressed to be made by such party shall be deemed to be made by such persons jointly and severally

(3)                                  All references to clauses are to clauses of this Agreement and all references to the Schedule are to the Schedule to this Agreement

(4)                                  The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement

2.             THE LICENCE

This Agreement is supplemental to the Licence whereby the Landlord granted to the Assignor licence to assign the Lease to the Assignee on the terms therein set out and in consideration of the Landlord granting the Licence the Assignor has agreed to enter into the covenants on its part set out below

3.            COVENANTS AND INDEMNITY BY THE ASSIGNOR

The Assignor hereby covenants with the Landlord as a primary obligation and not merely as guarantor that as from the Assignment and thereafter for the remainder of the Term (unless released from liability under the Act) the Assignee or the Assignor shall at all times duly observe and perform all the tenant’s covenants contained in the Lease including the payment of the rents and all other sums payable under the Lease in the manner and times therein specified and the Assignor hereby covenants to indemnify the Landlord against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Assignee in the performance and observance of any of its obligations or the payment of any rent or other sums

4.             ASSIGNOR JOINTLY AND SEVERALLY LIABLE WITH ASSIGNEE

The Assignor hereby further covenants with the Landlord that as from the Assignment and thereafter for the remainder of the Term (unless released from liability under the Act) the Assignor is jointly and severally liable with the Assignee (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Assignee under this Agreement and agrees that the Landlord in the event of enforcement of its rights hereunder may proceed against the Assignor as if the Assignor were the sole or principal debtor in relation to the Tenant’s covenant in question

5.             WAIVER BY ASSIGNOR

The Assignor hereby waives any right to require the Landlord to proceed against the Assignee or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Assignor

6.             POSTPONEMENT OF CLAIMS BY ASSIGNOR AGAINST ASSIGNEE

The Assignor hereby further covenants with the Landlord that the Assignor shall not claim in any liquidation bankruptcy composition or arrangement of the Assignee in competition with the Landlord or claim any set off or counterclaim against the Assignee in respect of any liability to the Assignee by the Assignor and shall remit to the landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Assignee and shall hold for the benefit of the Landlord all security and rights the Assignor may have over assets of the Assignee whilst any liabilities of the Assignee and the Assignor to the landlord remain outstanding

7.             POSTPONEMENT OF PARTICIPATION BY ASSIGNOR IN SECURITY

The Assignor shall not be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations to the Landlord under the Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Assignee and the Assignor to the Landlord under the Lease have been performed or discharged

8.            NO RELEASE OF ASSIGNOR

None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Assignor as principal debtor under this Agreement or otherwise prejudice or affect the right of the Landlord to recover from the Assignor to the full extent of this guarantee:

(1)                                  any neglect delay or forbearance of the Landlord in endeavouring to obtain payment of the rents or the amounts required to be paid by the Assignee or in enforcing the performance or observance of any of the obligations of the Assignee under the Lease

(2)                                  any refusal by the Landlord to accept rent tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises

(3)                                  any extension of time given by the Landlord to the Assignee

(4)                                  the variation of the terms of the Lease or the transfer of the Landlord’s reversion

(5)                                  any change in the constitution structure or powers of either the Assignee the Assignor or the Landlord or the liquidation administration or bankruptcy (as the case may be) of either the Assignee or the Assignor

(6)                                  any legal limitation or immunity disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Assignee may be outside or in excess of the powers of the Assignee

(7)                                  any other act omission matter or thing whatsoever whereby but for this provision the Assignor would be exonerated either wholly or in part (other than a release by deed given by the Landlord)

9.             INVALIDITY OF PROVISIONS

No invalidity of any provision of this Agreement shall in any way vitiate or affect any other provision of this Agreement

10.          SURRENDER OF PART

In the event of the Assignee surrendering part of the Demised Premises the liability of the Assignor shall continue in respect of the remainder after making any necessary apportionments under section 140 of the Law of Property Act 1925

11.          DISCLAIMER OF LEASE

The Assignor hereby covenants with the Landlord that if a liquidator or trustee in bankruptcy shall disclaim the Lease then the Assignor shall if so required by notice in writing given by the Landlord within six months after such disclaimer accept from and deliver to the Landlord a counterpart of a new lease of the Demised Premises (i) for a term commencing on the date of disclaimer and continuing for the residue then remaining unexpired of the Term (ii) at the rent payable by the Assignee immediately before the disclaimer (“the Old Rent”) unless the revised rent at a review date occurring before or after such disclaimer has not been agreed or determined in accordance with the provisions of the Lease then the Landlord and the Assignor shall take such steps as are necessary to agree or determine the revised rent in accordance with such provisions in which event the rent payable by the Assignor under the new lease shall be whichever shall be the higher of the Old Rent and the revised rent and (iii) subject to the same covenants and provisions as are contained in the Lease AND on the grant of such new lease the Assignor shall pay to the Landlord an amount equal to the rents which would have been paid to the Landlord had the new lease been granted by the Landlord on the date of the disclaimer

12.          BENEFIT OF GUARANTEE

This guarantee shall enure for the benefit of successors and assigns of the Landlord under the Lease without the necessity for any assignment thereof

THE SEVENTH SCHEDULE above mentioned

Surety Covenant

(referred to in Clause 3(13)(c)

1.             The Surety HEREBY COVENANTS with and GUARANTEES to the Landlord that the Tenant will at all times during the Term and during any holding over of this Lease by the Tenant pay the rents hereby reserved and all other sums and payments agreed to be paid by the Tenant at the respective times and in manner herein appointed for payment thereof and will also duly perform and observe the several covenants and obligations herein on the part of the Tenant contained and that the Surety will pay and make good to the Landlord all losses costs and expenses sustained by the Landlord through the default of the Tenant in respect of the before-mentioned matters PROVIDED ALWAYS that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said rents and payments as and when the same become due or its delay to take steps to enforce performance or observance of the several covenants and obligations herein on the part of the Tenant contained and any time which may be given by the Landlord to the Tenant or the disclaimer or forfeiture of this Lease shall not release or in any way lessen or affect the liability of the Surety under the guarantee on the part of the Surety hereinbefore contained

2.             The Surety HEREBY FURTHER COVENANTS with the Landlord that notwithstanding any such neglect or forbearance of the Landlord or any disclaimer or forfeiture of this Lease if this Lease shall be disclaimed or shall be forfeited under the provisions in that behalf hereinbefore contained the Landlord may within three months after any such disclaimer or forfeiture by notice in writing require the Surety to accept within two months after the date of service of such notice a lease of the Demised Premises for a term equivalent to the residue which if there had been no disclaimer or forfeiture would have remained of the Term (as continued by statute agreement or otherwise) at the same rents as shall be payable hereunder and subject to the like covenants and to the like provisos and conditions as are contained in this Lease with the exception of this Clause the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer or forfeiture and in such case the Surety shall pay the Landlord’s reasonable and proper costs of and accept such new lease accordingly and will execute and deliver to the Landlord a counterpart thereof

3.             The guarantee hereby given shall not be affected by any change in the constitution of the Tenant or any of the Tenant’s successors in title or the Landlord and shall also operate for the benefit of the successors or assigns of the Landlord

4.             The Surety as a separate obligation hereby covenants with the Landlord that the Surety will at all times hereafter indemnify the Landlord from and against all actions proceedings costs claims demands expenses damage and other losses or liability whatsoever which may arise or which the Landlord may incur directly or indirectly as a result of any default by the Tenant in paying the said rents or in observing and performing the covenants agreements and conditions herein contained and on the part of the Tenant to be observed and performed

5.             The Surety’s covenants with the Landlord shall be primary obligations notwithstanding that as between the Tenant and the Surety they are as surety only and accordingly the Surety’s obligations hereunder shall have effect irrespective of any matter which might otherwise constitute a legal or equitable discharge or defence of the Surety

6.             Reference in this clause to the payment of the rents hereby reserved and to the observance and performance of the covenants agreements and conditions herein contained shall extend not only to such payment observance and performance during the period of the term hereby granted but also to the period of any extension or continuation of the said term by virtue of the Landlord and Tenant Act 1954 or otherwise

SIGNED as a Deed by
the said PATRICIA ANN ALLSOPP
in the presence of :-	/s/ Patricia Ann Allsopp

Signature of Witness :	/s/ Edward [ILLEGIBLE]

Name (Print) of Witness :-

Address of Witness :- [ILLEGIBLE]

Occupation of Witness :- Co Director

SIGNED as a Deed by
the said MICHAEL EDWARD RANULP ALLSOPP
in the presence of :-	/s/ Michael Edward Ranulp Allsopp

Signature of Witness :	/s/ Edward [ILLEGIBLE]

Name (Print) of Witness :-

Address of Witness :-
as above

Occupation of Witness :-

SIGNED as a Deed by
the said WILLIAM PAUL HARRIMAN
in the presence of :-	/s/ William Paul Harriman

Signature of Witness :	/s/ Wilson Peter Cotton

Name (Print) of Witness :-	WILSON PETER COTTON.

Address of Witness :-	1, RIDING HOUSE STREET.
LONDON WIA 3AS.

Occupation of Witness :-	CHARTERED ACCOUNTANT.

SIGNED as a Deed by
the said ANDREW WILLIAM KENNEDY MERRIAM
in the presence of :-	/s/ Andrew William Kennedy Merriam

Signature of Witness :	/s/ Wilson Peter Cotton

Name (Print) of Witness :-	WILSON PETER COTTON.

Address of Witness :-	1, RIDING HOUSE STREET,
LONDON WIA 3AS.

Occupation of Witness :-	CHARTERED ACCOUNTANT.